Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated May 8, 2018, with respect to the balance sheet of Stevens Holding Company, Inc., included in the Amendment No. 3 to Registration Statement (Form S-4 No. 333-224750) and related Prospectus of Altra Industrial Motion Corp. for the registration of 35,000,000 shares of its common stock.

/s/ Ernst & Young LLP

Seattle, Washington

August 10, 2018